As filed with the Securities and Exchange Commission on November 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Trine II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98- 1575523
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

228 Park Avenue S., Ste 63482

New York, NY 10003

Telephone: (212) 503-2855

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Coleman, Esq.
Executive Vice President and General Counsel
228 Park Avenue S., Ste 63482
New York, NY 10003
Telephone: (212) 503-2850

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raphael M. Russo, Esq.	Christian O. Nagler
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Sean T. Wheeler, P.C.
1285 Avenue of the Americas	Kirkland & Ellis LLP
New York, NY 10019	601 Lexington Avenue
Tel: (212) 373-3000 Fax: (212) 757-3990	New York, New York 10022 Tel: 212-446-4800 Fax: 212-446-4900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-253232)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	6,900,000 Units	$10.00	$69,000,000	$6,397
Class A ordinary shares included as part of the units(3)	6,900,000 Shares	-	-	-	(4)
Redeemable warrants included as part of the units(3)	3,450,000 Warrants	-	-	-
Total			$69,000,000	$6,397	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333- 253232).

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $345,000,000 on its Registration Statement on Form S-1, as amended (File No. 333- 253232), which was declared effective by the Securities and Exchange Commission on November 2, 2021. In accordance with Rule  462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $69,000,000  is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 6,900,000  additional units of Trine II Acquisition Corp., a Cayman Islands exempted company and incorporated with limited liability (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333- 253232) (the “Prior Registration Statement”), initially filed by the Registrant on February 18, 2021, as amended on March 22, 2021, May 25, 2021 June 22, 2021, October 6, 2021 and October 28, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 2, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 3, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 3, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-253232) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Registrant.

5.2	Opinion of Walkers (Cayman) LLP, Cayman Islands counsel to the Registrant.

23.1	Consent of Marcum LLP

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

23.3	Consent of Walkers (Cayman) LLP (included in Exhibit 5.2).

(b)	Financial Statements. Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 2nd day of November, 2021.

TRINE II ACQUISITION CORP.

By:	/s/ Pierre M. Henry
	Name:	Pierre M. Henry
	Title:	Chief Executive Officer

Signature	Title	Date

/s/ Leo Hindery, Jr.	Chairman of the Board of Directors	November 2, 2021
Leo Hindery, Jr.

/s/ Pierre M. Henry	Chief Executive Officer	November 2, 2021
Pierre M. Henry	(Principal Executive Officer) and Director

/s/ Richard A. Miller	Executive Vice President and Chief Financial Officer	November 2, 2021
Richard A. Miller	(Principal Financial and Principal Accounting Officer)

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